Exhibit 4.5

FORM FOR DISTRIBUTION TO PURCHASERS

Issue Date: August [•], 2017

Warrant No. [•] «B Warrant»

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

KODIAK SCIENCES INC.

WARRANT TO PURCHASE STOCK

THIS CERTIFIES that [•] (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or prior to the Maturity Date, but not thereafter, to subscribe for and purchase from Kodiak Sciences Inc., a Delaware corporation (the “Company”), a number of Shares (as defined below) at an exercise price of $0.01 per Share (as may be adjusted pursuant to the terms of this Warrant, the “Exercise Price”). This Warrant is one of the “Warrants” issued pursuant to that certain Convertible Note Purchase and Security Agreement by and among the Company and the Purchasers described therein, dated as of August [        ], 2017 as may from time to time hereafter be amended, modified or supplemented (the “Purchase Agreement”).

The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, and to which the Holder, by the acceptance of this Warrant, agrees:

1. Certain Definitions.

(a) “Affiliate” means, with respect to any specified individual or entity, any other individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with such specified individual or entity, including without limitation any partner, officer, director, manager or employee of such entity and any venture capital fund now or hereafter existing that is controlled by or under common control with one or more general partners or managing members of, or shares the same management company with, such individual or entity.

(b) “Change of Control Event” shall mean the occurrence of any of the following events, unless the Majority Holders elect otherwise by written notice sent to the Company at least five (5) days prior to the effective date of any such event: means the occurrence of any of the following events: (i) a merger or consolidation of the Company by means of a single transaction or in a series of related transactions with or into any other Person or Persons in which the stockholders of the Company as of immediately prior to such merger or consolidation do not continue to hold at least 50% of the voting power of the capital stock of the Company or the surviving or acquiring entity or its parent as a result of their holdings immediately following such merger or consolidation; (ii) the sale, lease, exclusive license or other disposition, in a single transaction or in a series of related transactions, of all or substantially all of the assets of the Company; or (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting shares of capital stock of the Company, directly or indirectly, in one or more related transactions; (iv) the Company has elected to reorganize, recapitalize or reclassify its capital stock (other than to change domicile); (v) any transaction or series of related transactions in which any stockholder acquires Beneficial Ownership (as defined under the Securities Exchange Act of 1934) at least 50% of the voting power of the capital stock of the Company; and (vi) any other like transaction or series of related transactions immediately following which the stockholders of the Company as of immediately prior to such transaction or series of related transactions do not own at least a 50% interest of the surviving entity or its parent as a result of their holdings immediately following such merger or consolidation.

(c) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share.

(d) “IPO” shall mean the Company’s initial public offering of its Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended.

(e) “Majority Holders” shall mean the holders of at least 75% of the Shares issued upon exercise of outstanding Warrants (assuming full exercise of all such outstanding Warrants).

(f) “Maturity Date” shall be the earlier to occur of (i) August [        ], 2022; (ii) immediately prior to a Change of Control Event.

(g) “Series B Preferred Stock” shall mean the Company’s Series B Preferred Stock, par value $0.0001 per share.

(h) “Shares” shall mean the number of shares of Series B Preferred Stock obtained by dividing (x) [•]1 by (y) $5.00.

2. Exercise of Warrant.

(a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after the date hereof and before the close of business (or in the case of a Change of Control Event, prior to the consummation thereof) on the Maturity Date, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Shares thereby purchased (by cash or by check, bank draft payable to the order of the Company or pursuant to Section 2(b)); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

[1]	Note to Draft: To be 25% of principal amount of associated Note.

(b) In lieu of exercising this Warrant by payment of cash or check pursuant to Section 2 above, the Holder may elect to receive Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,    X = The number of Shares to be issued to Holder;

        Y = The number of Shares for which the Warrant is being exercised;

                A = The fair market value of one Share (at the date of such calculation); and

                B = The Exercise Price (as adjusted to the date of such calculation).

(i)    For purposes of this subsection (b), the fair market value of a Share is defined as follows:

(1) if the exercise is in connection with the Company’s IPO, and if the Company’s registration statement relating to such IPO has been declared effective by the Securities and Exchange Commission, then the fair market value shall be the initial “Price to Public” specified in the final prospectus with respect to the IPO;

(2) if the exercise is in connection with a Change of Control Event, then the fair market value shall be the value received in such Change of Control by the holders of the securities as to which purchase rights under this Warrant exist;

(3) if the exercise occurs after, and not in connection with the Company’s IPO, and:

a) if the securities as to which purchase rights under this Warrant exist are traded on a national securities exchange, the value shall be deemed to be the closing price on such exchange (or if the securities are traded on more than one securities exchange, on the New York Stock Exchange or The Nasdaq Stock Market, as the case may be) on the day three (3) days prior to the date of the Notice of Conversion; or

b) if the securities as to which purchase rights under this Warrant exist are actively traded over-the-counter, the value shall be deemed to be the closing bid price on the day three (3) days prior to the date of the Notice of Conversion;

(4) if there is no active public market for the securities as to which purchase rights under this Warrant exist, and the exercise is not subject to clause (1) or (2) above, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

3. Exercise upon Change of Control Event. Notwithstanding anything else to the contrary contained herein, if the Holder has not exercised this Warrant prior to the closing of a Change of Control Event, the Holder may, at its election by written notice to the Company (an “Election Notice”), either: (a) give notice of its intent to exercise this Warrant in advance of such Change of Control Event (and may condition such exercise on the consummation of such Change of Control) by returning the Exercise Notice attached hereto duly executed by or on behalf of such Holder; or (b) in lieu of exercising this Warrant in advance of such Change of Control Event and receiving the consideration which the holder of the Shares issuable on such conversion of this Warrant would receive in connection with such Change of Control (the “Event Consideration”), surrender this Warrant for cancellation and to receive, in redemption of and in exchange for this Warrant, an amount equal to the difference between (i) the Event Consideration with respect to the Shares for which this Warrant is exercisable immediately prior to the consummation of such Change of Control Event, minus (ii) the aggregate Exercise Price of the Shares for which this Warrant was exercisable immediately prior to the consummation of such Change of Control Event (the “Net Warrant Event Consideration”). If, in connection with such Change of Control Event, the price per share paid for shares of the Company’s capital stock of the same class and series as the Shares is greater than the Exercise Price in effect at the time immediately preceding the consummation of such Change of Control Event (as determined in good faith by the Company), such consideration is in the form of all cash and/or marketable securities and the Holder has not, prior to the time immediately preceding the consummation of such Change of Control Event, provided an Election Notice, then (x) the Holder shall be deemed to have elected to surrender this Warrant for cancellation and to receive, in redemption of and in exchange for this Warrant, an amount equal to the Net Warrant Event Consideration, and (y) this Warrant shall be terminated and of no further force after the consummation of the Change of Control Event other than as evidence of the Holder’s right to receive the Net Warrant Event Consideration.

4. Conversion of Preferred Stock. Notwithstanding anything else to the contrary contained herein, if the Warrant is exercisable for Preferred Stock and all outstanding shares of the series of Preferred Stock for which this Warrant is exercisable for are converted to shares of Common Stock or any other security, in accordance with the terms of the Certificate of Incorporation, in connection with the Company’s IPO or otherwise, then thereafter (a) this Warrant shall become exercisable for such number of shares of Common Stock or such other security as is equal to the number of shares of Common Stock or such other security that each Share was converted into, multiplied by the number of Shares subject to this Warrant immediately prior to such conversion, and (b) the Exercise Price shall automatically be adjusted to equal to the number obtained by dividing (i) the aggregate Exercise Price for which this Warrant was exercisable immediately prior to such conversion by (ii) the number of shares of Common Stock or such other security for which this Warrant is exercisable immediately after such conversion, all as may be further adjusted pursuant to the provisions of this Section 4, as applicable. The foregoing provisions shall similarly apply to successive conversions of the nature contemplated by this Section 4.

5. Shares Issued on Exercise. The Company covenants and agrees (i) that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all Shares or other shares of capital stock from time to time issuable upon exercise of this Warrant, and (ii) that all Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance in accordance with the terms hereof, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant is exercised.

6. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by $5.00 shall be paid in cash to the Holder.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder; provided, however, that in no event shall the Company be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder, and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

8. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise hereof.

9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 10.

(a) Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 10. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof.

(b) Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

(c) Adjustment for Capital Reorganization, Merger or Consolidation. If at any time while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be a reorganization (other than a combination, reclassification or subdivision of shares as otherwise provided for herein) involving the Company that is not a Change of Control Event (a “Reorganization Event”), then this Warrant shall cease to represent the right to receive any of the securities as to which purchase rights under this Warrant exist and shall automatically represent the right to receive upon the exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the number of shares of stock or other securities or property offered to the Company’s holders of securities as to which purchase rights under this Warrant exist in connection with such Reorganization Event that a holder of such securities deliverable upon exercise of this Warrant would have been entitled to receive in such Reorganization Event if this Warrant had been exercised immediately before such Reorganization Event, subject to further adjustment as provided in this Section 10. The foregoing provisions of this Section 10(c) shall similarly apply to successive reorganizations, consolidations, mergers, sales, and transfers and, to the extent that this Warrant is assigned to or assumed by any successor corporation or entity, whether by operation of law or otherwise, to the stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. If the per-share consideration payable to the Holder for Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, to any shares or other property deliverable after that event upon exercise of this Warrant.

(d) Successive Transactions. The foregoing provisions of this Section 10 shall similarly apply to each successive reclassification, capital reorganization and change of Shares or other securities.

11. Notices. In the event (i) the Company shall take a record of the holders of the securities at the time receivable upon the exercise of this Warrant for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, (ii) of any capital reorganization of the Company, (iii) of any reclassification of the capital stock of the Company, (iv)

of any Change of Control Event or (v) of any voluntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, Change of Control Event, dissolution, liquidation or winding-up is expected to take place, and the time, if any is to be fixed, as of which the holders of the securities at the time receivable upon the exercise of this Warrant shall be entitled to exchange such securities for the securities or other property deliverable upon such reorganization, reclassification, Change of Control Event, dissolution, liquidation or winding-up. Such notice shall be mailed or otherwise given at least ten (10) days prior to the date therein specified.

12. Miscellaneous.

(a) Restrictions on Transfer. This Warrant and all rights hereunder shall not be assignable, conveyable or transferable, without the prior written consent of the Company, except to an Affiliate of the Holder, provided that such assignment shall be contingent upon the assignee providing a written instrument to the Company notifying the Company of such assignment and agreeing in writing to be bound by the terms of this Agreement. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto.

(b) Amendment and Waivers. No amendment or waiver of any provision of this Warrant, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Company and the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Any such amendment or waiver in accordance with this paragraph shall be binding upon future holder of all such Warrant or Shares.

(c) Loss, Theft, Destruction or Mutilation of Warrant. On receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(d) Notices. Any notice, request or other communication required or permitted hereunder shall be given in accordance with Section 12.4 of the Purchase Agreement.

(e) Successors and Assigns. Subject to Section 12(a), the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f) Entire Agreement. This Warrant and the Purchase Agreement and the exhibits and schedules hereto and thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

(g) Governing Law. This Warrant shall be governed in all respects by the laws of the State of Delaware without regard to its principles of conflicts of law. Each Holder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the Delaware Court of Chancery for any litigation arising out of or relating to this Warrant and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such court), and agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(h) Allocation. The Company agrees that the allocation of any amount (including zero) to the Warrant for purposes of Treasury Regulation section 1.1273-2(h) and other Tax purposes shall be subject to the approval of the Holder, not to be unreasonably withheld.

(i) Dispute Resolution. In the case of a dispute as to the determination of any calculation pursuant to this Warrant, the disputing party shall submit the disputed determinations or arithmetic calculations to the other party. If the Holder and the Company are unable to agree upon such determination within ten (10) business days of such disputed determination or arithmetic calculation being submitted to the non-disputing party, then the Company shall, within five (5) business days submit the dispute to an independent, reputable accountant. The Company shall cause, at the expense of the non-prevailing party, the accountant to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) business days from the time it receives the disputed determinations or calculations. Such accountant’s determination or calculation shall be binding upon all parties absent demonstrable error.

(j) Remedies. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officers thereunto duly authorized.

KODIAK SCIENCES INC.

By:
Name: Victor Perlroth, M.D.
Title: Chairman and CEO

IN WITNESS WHEREOF, the undersigned has executed this Warrant effective as of the date first written above.

HOLDER:

By:

Name:

Title:

Address:

NOTICE OF EXERCISE

TO: Kodiak Sciences Inc.

2631 Hanover Street

Palo Alto, California 94304

Attention: Secretary

1. The undersigned hereby elects to purchase                                  shares (the “Shares”) of                          Stock of Kodiak Sciences Inc. pursuant to the terms of the attached Warrant, and:

                          tenders herewith payment of the purchase price in full; or

                     elects Net Exercise pursuant to the Warrant.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, that the undersigned has no present intention of distributing or selling the Shares and that the undersigned is an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated under the Securities Act.

(Date)	(Signature)
(Print Name)

NOTICE OF CONVERSION

TO: Kodiak Sciences Inc.

2631 Hanover Street

Palo Alto, California 94304

Attention: Secretary

1. The undersigned hereby elects to convert the attached Warrant into                      shares (the “Shares”) of                      Stock of Kodiak Sciences Inc. pursuant to Section 2(b) of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2. Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

(Print Name)

Address:

3. The undersigned represents that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

(Print Name)